Exhibit 10.1

AMENDMENT AGREEMENT No. 3

This Amendment Agreement No. 3, effective as of January 1, 2009 is between the Institute of Experimental Botany, v. v. i., Academy of Sciences of the Czech Republic, having offices at Rozvojova 263, 165 02 Praha 6, Czech Republic (“INSTITUTE”) on one side, and Senetek PLC, having offices at 831A Latour Court, Napa, CA 94558, USA (“SENETEK”) on the other side.

WITNESSETH:

WHEREAS the PARTIES have entered into AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT which became effective on June 6, 2003;

WHEREAS on October 18, 2004 the PARTIES agreed to amend their AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT dated 6th June 2003 as follows:

•	The PARTIES will share the expenses of patent protection of international and national patents filed on the basis of PATENT APPLICATION PCT/CZ02/00045; and

•

the scope of future licenses to be granted to SENETEK will cover all claims of patents based on the PATENT APPLICATION, those issued INSTITUTE PATENTS already existing when a license is granted, any applications for INSTITUTE PATENTS as to which SENETEK assumes the costs of patent protection under Article 5.1, and any new patents prepared by the PARTIES under Article 5.1.

WHEREAS on December 6, 2005 PARTIES agreed to amend their AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT to include further inventions and patent applications:

•	The PARTIES will share expenses of patent protection of international and national patents filed on the basis of patent application PCT/CZ03/00078, and

•	The PARTIES will share expenses of patent protection of three new patent applications, covering

•	8-substituted cytokinins provisionally titled “Supercytokinins”

•	“2-methylthiocytokinins”

•	tetrahydropyranyl derivatives of cytokinin substituted in position N9

COMMERCIAL TERMS GOVERNING LICENSE are added to Appendix of this Agreement.

WHEREAS now PARTIES agreed to amend their AGREEMENT ON COPERATIVE RESEARCH AND DEVELOPMENT as follows:

•	INSTITUTE has changed its status to a Public Research Institution, and its title now is: Institute of Experimental Botany, v. v. i. Academy of Sciences of the Czech Republic

•	PARTIES agreed to add another group of compounds to NEW PATENT APPLICATIONS

•	INSTITUTE performes for SENETEK additional activities. These new activities are specified in new Article 3.8

•	PARTIES agreed to extend their research co-operation by 6 years and consequently Article 4.2 is changed

•

Under the research co-operation INSTITUTE has created two new patent applications: PCT/US2007/073142, and US 11/966,559. These new patent applications are described in DEFINITIONS and in Article 5. 5 and 5.6.

•	PARTIES agreed to extent confidentiality obligation of INSTITUTE and amend Article 6.1

NOW THEREFORE in consideration of the mutual covenants set forth below and other good and valuable considerations, the PARTIES agree as follows:

Amendment No. 3 to AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT

Amend AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT and its Appendix – LICENSE AGREEMENT TERM SHEET as shown in Exhibit 1 attached to this AMENDMENT AGREEMENT and made an integral part thereof.

IN WITNESS WHEREOF the PARTIES hereto have caused this AMENDMENT AGREEMENT to be executed by their duly authorized representatives in a manner legally binding upon them as of the date first set forth above.

For INSTITUTE OF EXPERIMENTAL BOTANY	For SENETEK PLC

By:	By:

/s/ Dr. Eva Zazimalová	/s/ Frank J. Massino
Dr. Eva Zazimalová	Frank J. Massino
Function: Director of Institute	Function: Chairman & CEO

EXHIBIT 1

AGREEMENT ON COOPERATIVE RESEARCH AND DEVELOPMENT

between

Institute of Experimental Botany, v. v. i.

Academy of Sciences of the Czech Republic

Rozvojova 135

165 02 Praha 6

Czech Republic

(hereinafter referred to as the INSTITUTE)

and

Senetek PLC

620 Airpark Road

Napa, CA 94558

USA

(hereinafter referred to as SENETEK)

WHEREAS the INSTITUTE in its Laboratory of Growth Regulators headed by Professor Miroslav Strnad is performing basic research on cytokinins and related plant growth regulators and is willing to provide to SENETEK samples of cytokinins and cytokinin analogs and related information developed at the INSTITUTE including those covered by patents and/or patent applications owned by the INSTITUTE, for testing, possible further development by the INSTITUE and SENETEK, and ultimately possible licensing to SENETEK; and

WHEREAS SENETEK is a company developing pharmaceutical and cosmeceutical products and, in connection with such business, has made certain inventions regarding cytokinins and cytokinin analogs and methods of using them for various indications related to ameliorating signs of aging and anti-inflammatory indications which are covered by the SENETEK PATENTS, as hereinafter defined; and

WHEREAS SENETEK is interested in testing and evaluating, in cooperation with the INSTITUTE, compounds, as hereinafter defined, developed by the INSTITUTE and in obtaining licenses covering such of these compounds as it may select as hereinafter provided.

NOW THEREFORE in consideration of above-mentioned premises the parties agree as follows:

ARTICLE 1 – DEFINITIONS

AFFILIATES as used herein shall mean any legal entity which, at the EFFECTIVE DATE or during the validity of this Agreement:

•	directly or indirectly controls SENETEK,

•	is under the same direct or indirect control as SENETEK, or

•	is directly controlled by SENETEK

A legal entity is considered controlling another:

•	when it directly or indirectly owns over 50% (fifty percent) of the capital of this legal entity or more than 50% (fifty percent) of the voting rights of its shareholders or associates; or

•	when it has the direct or indirect de facto, directly or indirectly, the power to decide within this legal entity how the affairs shall be conducted.

AGREEMENT as used herein shall mean this agreement and any and all Annexes, appendices and other addenda to it as it may be varied from time to time

COMPOUNDS as used herein means cytokinins and related compounds, developed, in-licensed or otherwise acquired by the INSTITUTE that may be used for any application, with initial priority focus on medical skin care applications and/or cosmetic skin care applications. Cytokinins can be chemically defined as N6–substituted adenine derivatives. These compounds may be optionally substituted at different positions of purine ring by another substituent. The compounds can exhibit one or more of the following biological activites, among others: cytokinin activity in tobacco callus, wheat antisenescent and Amaranthus bioassay, antisenescent activity on human fibroblasts, cytotoxicity for skin cancer cells, antipsoriatic activity for hyperproliferative skin cells, anti-inflammatory activity for skin cells and other anti-senescence skin cell activities.

TESTING as used herein means any testing, with initial priority focus on cytokinin activity and cytotoxicity testing to determine the most suitable COMPOUNDS for further development for medical skin care applications and/or cosmetic skin care applications.

PARTY as used herein means either of the PARTIES to this AGREEMENT as the case may be, and both of them when used in plural.

PATENT APPLICATION PCT/CZ02/00045 as used herein means patent application of the INSTITUTE PCT/CZ02/00045 filed on August 1, 2002 titled “Heterocyclic compounds based on N6-substituted adenine, methods for their preparation, their use for preparation of drugs, cosmetic preparations and growth regulators, pharmaceutical preparations, cosmetic preparations and growth regulators containing these compounds” inventors Dolezal et al. (published on May 15, 2003), owner UEB AV CR.

PATENT APPLICATION PCT/CZ03/00078 as used herein means patent application of the INSTITUTE PCT/CZ03/00078 filed on 29th Dec. 2003 with international priority date 30th Dec. 2002, published under WO 2004/058791, titled: “Substitution derivatives of N6-benzyladenosine, methods of their preparation, their use for preparation of drugs, cosmetic preparations and growth regulators, pharmaceutical preparations, cosmetic preparations and growth regulators containing the compounds”, inventors: Dolezal Karel, Dr.Mgr., Zatloukal

Marek, RNDr., Popa Igor, Dr., Lenobel René, Mgr., Hradecka Dana, Ing., Vojtesek Borivoj, RNDr. DrSc., Uldrijan Stjepan, Mgr. CSc., Mlejnek Petr, RNDr. CSc., Strnad Miroslav, Prof. Ing. CSc., Werbrouck Stefaan, Dr., owner: UEB AV CR, having date for entry into national phase 30th June 2005 and date for European regional phase 30th July 2005.

PATENT APPLICATION PCT/US2007/073142, as used herein means patent application of the INSTITUTE PCT/US2007/073142, titled “6.9-disubstituted purine derivatives and their use for treating skin”, filed on July 10, 2007, claiming the priority of US 60/806871 filed July 10, 2006 and of US 11/774,652 filed July 9, 2007, inventors: Szucova Lucie, Zatloukal Marek, RNDr., Spichal Lukas, Frohlich Ludek, Dolezal Karel, Dr., Mgr., Strnad Miroslav, Prof., Ing. CSc., Massino Frank J., owner: UEB AV CR.

PATENT APPLICATION US 11/966,559 as used herein means patent application titled, “6.9-didsubstituted purine derivatives and their use as cosmetics and cosmetic compositions”, filed on December 28, 2007, in the names of inventors, assignee is UEB AV CR, including any applications claiming the priority thereof, inventors: Strnad Miroslav, Prof. Ing. CSc., Szucova Lucie, Massino Frank J., Voller Jiri, Dolezal Karel, Dr. Mgr., Spichal Lukas, Zatloukal Marek, RNDr.

NEW PATENT APPLICATIONS as used herein means patent applications of INSTITUTE to be prepared and filed in the name of INSTITUTE, subject of which will be

•	8-substituted cytokinins provisionally titled “Supercytokinins”

•	“2-methylthiocytokinins”

•	tetrahydropyranyl derivatives of cytokinin substituted in position N9

•	“Supercytokinin Plus” - Supercytokinins with tetrahydropyranyl moiety

INSTIUTE PATENTS as used herein means currently owned patents and patent applications of INSTITUTE covering cytokinin-like COMPOUNDS.

SENETEK PATENTS as used herein means SENETEK’s issued patents (U.S. Patents 5,371,089, 5,602,139, 5,614,407, 5,021,422, 5,164,394, and 5,151,425 and the corresponding international and foreign patents) related to the use of cytokinins for anti-inflammatory indications and for medical skin care applications and/or cosmetic skin care applications, and any patents hereafter issued which are entitled to the same priority date(s) as such issued patents.

PROPOSED PATENTS as used herein means any new patent issued on a PATENT APPLICATION PCT/CZ02/00045, PATENT APPLICATION PCT/CZ03/00078, PATENT APPLICATION PCT/US2007/073142, PATENT APPLICATION US 11/966,559, and NEW PATENT APPLICATION as provided hereinafter, and all related patents, inventor certificates, utility certificates, and models and certificates of addition and all foreign counterparts of them, including any divisional application and patents, re-filings, renewals, continuations, continuations-in-part, patents of addition, extensions, reissues, substitutions, confirmations, registrations, revalidations and additions of or to any of them, as well as any supplementary protection certificates and equivalent protection rights based on the above patent applications.

PRODUCT as used herein means any product which or the process of production of which falls within a VALID CLAIM of patent licensed to SENETEK pursuant to this AGREEMENT.

SUB-LICENSEES as used herein mean any third parties who may obtain a license from SENETEK to develop and/or commercially exploit any COMPOUND covered by a patent licensed to SENETEK pursuant to this AGREEMENT.

FIRST COMMERCIAL SALE as used herein means the first commercial sale of a PRODUCT to a third party made by either SENETEK or its AFFILIATES or SUB-LICENSEES.

NET SALES as used herein means the gross amount invoiced by SENETEK and its AFFILIATES to their customers including distributors and third parties for sales of PRODUCTS, less any normal trade discounts and credit notes issued in respect of returned PRODUCTS, any purchase, sales, import, or value added taxes, and charges in respect to carriage. For the purposes of royalty calculation due to the INSTITUTE from SENETEK all deductions will not exceed 10% (ten percent) of the gross sales. Should SENETEK sell PRODUCTS to an AFFILIATE (or vice-versa) which thereafter sell them to an unrelated third party, the sales between the AFFILIATE (or SENETEK) and the unrelated third party (and not the sales between SENETEK and its AFFILIATE) shall be considered NET SALES.

VALID CLAIM as used herein means any claim of an issued and un-expired patent or a claim of a pending patent application licensed to SENETEK pursuant to this AGREEMENT which has not been held un-patentable, invalid or unenforceable by a court or other government agency of competent jurisdiction and has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; provided, however, that if the holding of such court or agency is later reversed by a court or agency with overriding authority, the claim shall be reinstated as a VALID CLAIM after the date of such reversal.

EFFECTIVE DATE as used herein shall mean the date of the last signature of this AGREEMENT by the PARTIES.

All plurals may be read in the singular and vice versa.

The headings are inserted for convenience only and shall be ignored in construing this AGREEMENT.

ARTICLE 2 - SCOPE OF THE AGREEMENT

2.1	Subject to the terms and conditions of this AGREEMENT, SENETEK shall from time to time, as provided in Article 3 below, obtain from the INSTITUTE such of the COMPOUNDS (which are covered by the PATENT APPLICATION PCT/CZ02/00045, PATENT APPLICATION PCT/CZ03/00078, PATENT APPLICATION PCT/US2007/073142, PATENT APPLICATION US 11/966,559, or NEW PATENT APPLICATIONS, or INSTITUTE PATENTS, or the SENETEK PATENTS, or unpatented) as SENETEK may designate.

2.2	During the term of this AGREEMENT SENETEK will screen and conduct TESTING of these COMPOUNDS with initial focus on skin models and otherwise for their anti-senescence activity and toxicity.

2.3	If SENETEK finds the TESTED COMPOUNDS of interest and wishes to exploit them commercially, SENETEK and INSTITUTE will negotiate and sign license agreement, as defined in Article 3.5 hereof.

2.4	SENETEK will pay royalty related to the NET SALES of PRODUCTS to INSTITUTE as set in the ANNEX 1 - License Agreement Term Sheet attached to this AGREEMENT.

ARTICLE 3 – DUTIES OF THE PARTIES

3.1	Promptly after the EFFECTIVE DATE, and thereafter at least once every calendar year, the INSTITUTE shall provide SENETEK with a complete listing and description of all COMPOUNDS developed, in licensed or otherwise acquired by the INSTITUTE, which are covered by the PATENT APPLICATION PCT/CZ02/00045, PATENT APPLICATION PCT/CZ03/00078, PATENT APPLICATION PCT/US2007/073142, PATENT APPLICATION US 11/966,559, NEW PATENT APPLICATIONS, the INSTITUTE PATENTS, the SENETEK PATENTS, or unpatented, together with all chemical and biological information in its possession with respect to such COMPOUNDS and specifying those COMPOUNDS which are covered by the INSTITUTE PATENTS.

3.2	Not later than two (2) weeks after delivery of such information by the INSTITUTE, SENETEK will select and advise the INSTITUTE, in writing, of those COMPOUNDS on which it wishes to conduct TESTING at that time. Notwithstanding the foregoing, as regards COMPOUNDS which the INSTITUTE’s listing under Article 3.1 specifies are covered by the INSTITUTE PATENTS, if SENETEK does not give the INSTITUTE written advice that it wishes to conduct TESTING of any such COMPOUND within four (4) months after it receives the listing provided for in Article 3.1, SENETEK shall be considered to have waived its rights to such COMPOUND for all purposes of this AGREEMENT and the INSTITUTE shall be free to commercialize such COMPOUND itself or enter into an evaluation agreement or license or other agreement with respect thereto with any third party on such terms as it may determine in its sole discretion, subject, however, to SENETEK’s rights under the SENETEK PATENTS as regards commercialization of any COMPOUND or method covered thereby, provided, however, that before INSTITUTE shall enter into an evaluation agreement or license or other agreement with any third party, INSTITUTE shall give notice to SENETEK of the terms on which it proposes to enter into such evaluation agreement or license or other agreement and SENETEK shall have thirty (30) days to enter into such agreement with INSTITUTE on the same terms, providing these terms are not worse for the INSTITUTE than the terms in the LICENSE AGREEMENT TERM SHEET hereof, in which case the terms of the LICENSE AGREEMENT TERM SHEET will be used.

3.3	The INSTITUTE shall within two (2) weeks of receipt of each advice of SENETEK specifying selected COMPOUNDS it then wishes to test, deliver the selected COMPOUNDS to SENETEK in a quantity of at least 100 mg each.

3.4

If practicable, not later than nine (9) months after each delivery by the INSTITUTE of the listing of COMPOUNDS as provided in Article 3.1, SENETEK will provide the INSTITUTE with a report of the results of the TESTING of the new COMPOUNDS set forth in such listing. SENETEK will also indicate those COMPOUNDS for which SENETEK wishes to be granted a license. SENETEK may, if it so chooses, deliver such reports and indicate COMPOUNDS it wishes to license on more than one occasion during such period. Such license shall be exclusive and world-wide, for all applications.

3.5	Within three (3) months of SENETEK’s decision to license COMPOUNDS as provided in Article 3.4, the PARTIES will enter into a License Agreement with respect to such COMPOUNDS having principal terms as set forth in the Term Sheet attached hereto. The final details of the License Agreement will be negotiated in good faith by the PARTIES hereto.

3.6	If SENETEK does not deliver one or more reports as provided in Article 3.4 or, having delivered such report or reports, decides not to execute a License Agreement negotiated by the PARTIES as provided in Article 3.5, as to any particular COMPOUND or COMPOUNDS covered by the PATENT APPLICATION PCT/CZ02/00045, PATENT APPLICATION PCT/CZ03/00078, PATENT APPLICATION PCT/US2007/073142, PATENT APPLICATION US 11/966,559, or NEW PATENT APPLICATIONS, or the PROPOSED PATENTS, then the PARTIES will agree how to commercialize such COMPOUNDS and how to share revenues from such commercialization. Any such agreement on particular COMPOUNDS will be recorded in writing, signed by both PARTIES, and will become an appendix to this AGREEMENT. In case of COMPOUNDS not covered by PATENT APPLICATION or the PROPOSED PATENTS, INSTITUTE shall be free to commercialize such COMPOUND or COMPOUNDS itself or enter into an evaluation agreement or license or other agreement with respect thereto with any third party on such terms as it may determine in its sole discretion, subject, however, to SENETEK’s rights under the SENETEK PATENTS as regards commercialization of any COMPOUND or method covered thereby.

3.7	INSTITUTE agrees that it will not enter into any cooperative research and development agreement with any third party involving any chemical compounds other than COMPOUNDS for cosmeceutical or anti-aging dermatological uses without first offering to SENETEK the opportunity to enter into such cooperative research and development agreement instead of such third party on the same terms as those proposed by or to such third party.

SENETEK will exercise its right of first refusal within 4 weeks of receiving the proposed cooperative research and development agreement.

3.8	INSTITUTE will perform for SENETEK following activities:

•	pre-selective cell toxicity testing on human fibroblasts and keratinocytes—this assaying will eliminate toxic compounds from each series.

•	development of analytical methods for estimation of leading cytokinins in creams and ointments and optimization of extraction methods.

•	stability testing of the compounds in cream and ointments.

•	work on formulation, mainly dissolving of the selected and leading compounds.

•

molecular mechanism of action of cytokinins on skin cells – with aim to discover molecular mechanism of action by the following 3 approaches: microarray analyses, 2D-gel electrophoreses + MS/MS and affinity chromatography combined with MS/MS proteomic analyses.

•	screening for unknown molecular targets by testing on kinases and other enzymes.

•	development of large scale synthesis - development of a method for production of leading compounds in kg quantities.

ARTICLE 4 – CONSIDERATION; DEVELOPMENT OF SELECTED COMPOUNDS

In addition to the INSTITUTE’s rights of patent ownership under Article 5, as additional consideration for the rights granted to SENETEK herein SENETEK agrees that, if SENETEK advises the INSTITUTE as provided in Article 3.2 that it wishes INSTITUTE to conduct TESTING on any COMPOUND or COMPOUNDS, SENETEK will be obligated to pay or reimburse the INSTITUTE for the expenses of such TESTING and/or further evaluation, in vitro and in vivo testing, and development of the selected COMPOUNDS (collectively with the TESTING, the ‘R&D”). Such payments to the INSTITUTE shall be made by bank transfer monthly, as such expenses are incurred, to the account titled Ustav experimentalni botaniky, v. v. i. AV CR, No.159136233/0300 with Ceskoslovenska obchodni banka, Arbesovo nam. 7, Praha 5 Czech Republic, IBAN: CZ9803000000000159136233, SWIFT CODE: CEKOPCZPP.

4.1	If the PARTIES agree that any R&D can most efficiently and effectively be done by the INSTITUTE or by a third party laboratory with which the INSTITUTE has a relationship, such expenses shall be billed at the INSTITUTE’S direct cost of conducting or contracting out such activities. If the PARTIES agree that any R&D can most efficiently and effectively be done by a third party laboratory or academic institution with which SENETEK has a relationship, SENETEK shall pay for such activities and provide the INSTITUTE with documentation of such payment.

4.2	To support the INSTITUTE’s research, on the EFFECTIVE DATE and on each anniversary of the EFFECTIVE DATE, SENETEK shall pay to the INSTITUTE, in the manner above set forth, the sum of ***, plus the following sums:

	2006	2007	2008	2009	2010	2011	2012	2013	2014
Super- cytokinins (8-substituted cytokinins)	***	***	***	***	***	***	***	***	***
Tetra hydropyranyl cytokinins	***	***	***	***	***	***	***	***	***
2-methyl-thio-cytokinins	***	***	***	***	***	***	***	***	***
Oral availability study	***	***	***	***	***	***	***	***	***
Other tasks defined in Article 3.8	***	***	***	***	***	***	***	***	***

*** Confidential treatment has been requested

which amounts shall be retained by the INSTITUTE for development of new cytokinins and cytokinin-like compounds. In 2014 the PARTIES will meet and agree whether to continue the research co-operation and on what conditions.

4.3	In the event that SENETEK shall be required to pay a tax on any payment to the INSTITUTE, it shall deduct the amount of said tax from the payment due to the INSTITUTE and shall provide the INSTITUTE with a copy of the Certificate of the tax having been paid pursuant to an Agreement on Avoidance of Double Taxation or for other reasons.

4.4	It is agreed by the PARTIES that they shall consult in good faith regarding the nature, scope and costs of all R&D, the protocols therefor and the most efficient and effective sourcing thereof, provided that if agreement cannot be reached between the PARTIES within a reasonable time (having in mind the time limits set forth herein), SENETEK’s position shall prevail. SENETEK shall own all rights to any and all test reports and test results from R&D paid for or reimbursed by SENETEK as above provided, and the INSTITUTE agrees not to make any publication or other disclosure thereof without SENETEK’S prior written approval.

ARTICLE 5 – INTELLECTUAL PROPERTY AND EXPLOITATION OF THE RESULTS

5.1	JOINT INVENTIONS THAT MAY BE CREATED UNDER RESEARCH CO-OPERATION OF PARTIES

In the event and on each occasion that the TESTING of the COMPOUNDS reveals an effect of any of the COMPOUNDS that is not covered by the SENETEK PATENTS or issued INSTITUTE PATENTS (though it may be covered by existing or draft applications for INSTITUTE PATENTS), or by the PATENT APPLICATION PCT/CZ02/00045, PATENT APPLICATION PCT/CZ03/00078, PATENT APPLICATION PCT/US2007/073142, PATENT APPLICATION US 11/966,559, or NEW PATENT APPLICATIONS and that merits patent protection, the following arrangement shall apply:

(a) the PARTIES shall collaborate in the preparation of documents required for the filing of a patent application on each such invention;

(b) all such patent applications shall be filed and owned *** by the INSTITUTE and *** by Senetek, and SENETEK shall have the right to an exclusive licence for use world-wide, for all applications;

(c) each patent application shall include the names of those employees of the PARTIES (as co-inventors) that were responsible for the development of the invention;

(d) the PARTIES will agree on the filing of foreign patent protection;

(e) in case SENETEK executes its right to license a COMPOUND covered by a patent prepared under this Article 5.1, SENETEK will take over the cost of obtaining and maintaining the patent protection of the invention; provided that if such patent covers COMPOUNDS which SENETEK has elected not to license or claims fields of use for COMPOUNDS licensed to SENETEK that are beyond the fields of use SENETEK has elected to license, the PARTIES shall share such cost according to the commercial potential of SENETEK’S COMPOUND and/or field of use and such COMPOUND(S) and/or fields of use not licensed to SENETEK.

*** Confidential treatment has been requested

(f) the license fee paid by SENETEK for the grant to it of an exclusive license shall take into account the contribution made by SENETEK (both of cash and intellectual property) to the jointly developed invention;

(g) if the INSTITUTE does not wish to file a patent application covering a jointly developed invention in a certain TERRITORY, SENETEK may file a patent application covering the jointly developed invention in such TERRITORY at its own cost in which case the patent protection obtained shall be owned *** by SENETEK.

5.2	PATENT APPLICATION PCT/CZ02/00045

5.2.1	The PARTIES decided to file PATENT APPLICATION PCT/CZ02/00045 in China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, and South Africa, as a European patent, in Israel, New Zealand, Norway, Philippines, Poland, Czech Republic, Slovak Republic, Russia, Singapore, Hungary, and Yugoslavia.

5.2.2	The PARTIES appointed INVENTIA s.r.o., Na Belidle 3, 150 00 Praha 5, Czech Republic - the Intellectual Property Counsel, which has been given the responsibility of prosecuting all documents for the preparation, filing, extension, delivery and maintenance of international and national patents based on PATENT APPLICATION PCT/CZ02/00045 (hereinafter COUNSEL).

5.2.3	Each PARTY will bear patent protection costs in certain territories:

A	SENETEK will bear patent protection costs of European patent (with exception of extension of EP into Slovenia, Lithuania, Latvia, Albania, Romania, and Macedonia), China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, South Africa, Israel, New Zealand, Norway, Philippines, Poland, Russia, Singapore, Hungary, and Yugoslavia.

B	INSTITUTE will bear patent protection costs in the Czech Republic, Slovak Republic, and costs of Extension of European Patent into: Slovenia, Lithuania, Latvia, Albania, Romania, and Macedonia.

It is acknowledged that the PARTIES have received an estimate from INVENTIA of the costs of filing national patents under the PATENT APPLICATION referred to above in the respective countries mentioned above (which in the case of clause A countries totaled ***). If the cost of filing or prosecuting the PATENT APPLICATION in any country substantially exceeds this estimate and the PARTY responsible does not wish to bear such additional costs, the PARTIES will agree how such costs shall be borne or, if no such agreement is obtained within thirty (30) days, Article 5.3 shall apply. *** of the expenses paid by SENETEK under Article 5.2.3 shall be credited against initial royalties otherwise due under the license(s) granted to SENETEK under Article 3.5.

5.2.4

To cover initial patent protection expenses of the PATENT APPLICATION PCT/CZ02/00045 under 5.2.3 A, SENETEK will send to COUNSEL monthly installments of USD 10,000. First installment is payable on 29th February, 2004, last installment is payable on 31st August, 2004. For delayed installments payments, COUNSEL may charge interest of *** per annum, from the due date to the date of payment. From September 2004, SENETEK will refund to COUNSEL balance of incurred patent protection expenses, as they become due.

*** Confidential treatment has been requested

5.3	NEW PATENT APPLICATIONS

5.3.1	In the event and on each occasion that the TESTING of COMPOUNDS to be covered by the NEW PATENT APPLICATIONS reveals an effect that is not covered by the SENETEK PATENTS or issued INSTITUTE PATENTS or by the PATENT APPLICATION PCT/CZ02/00045 or PATENT APPLICATION PCT/CZ03/00078, or PATENT APPLICATION PCT/US2007/073142, or PATENT APPLICATION US 11/966,559, and that merits patent protection, the following arrangements shall apply:

5.3.2	The NEW PATENT APPLICATIONS will be filed in the name of INSTITUTE. The PARTIES intend to file NEW PATENT APPLICATIONS in China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, and South Africa, as a European patent (including Hong Kong), in Israel, New Zealand, Norway, Philippines, Euro-Asian Patent and Singapore.

5.3.3	The PARTIES appointed COUNSEL to prosecute all documents for the preparation, filing, extension, delivery and maintenance of international and national patents based on NEW PATENT APPLICATIONS.

5.3.4	Each PARTY will bear patent protection costs in certain territories:

A	SENETEK will bear patent protection costs of European patent (with exception of extension of EP into extension states as they are at the date of filing PCT application), China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, South Africa, Israel, New Zealand, Norway, Philippines, Euro-Asian Patent and Singapore.

B	INSTITUTE will bear patent protection costs in the Czech Republic, Slovak Republic, and costs of Extension of European Patent into extension states as they are at the date of filing PCT application.

5.3.5	Patent applications will be written by INSTITUTE, in English, and will be presented to SENETEK for review and comments. Each patent application will be first filed in USA as a provisional patent application, and within one year it will be filed as PCT in all other territories. COUNSEL will send to PARTIES invoices as soon as various patent offices and patent attorney’s fees are paid. Before entry to national phase (30 months from first filing date) SENETEK will provide to COUNSEL retainer of *** for each NEW PATENT APPLICATION and upon approval of PARTIES, on divided patent applications.

5.3.6	Before the first filing, before the PCT filing, and before entry into national phase PARTIES will receive an estimate from COUNSEL of the expected costs of each NEW PATENT APPLICATION referred to above in the respective countries mentioned above. If the cost of filing or prosecuting any NEW PATENT APPLICATION in any country substantially exceeds this estimate and the PARTY responsible does not wish to bear such additional costs, the PARTIES will agree how such costs shall be borne or, if no such agreement is obtained within thirty (30) days, Article 5.3 shall apply. *** of the expenses paid by SENETEK under Article 5.2.3 shall be credited against initial royalties otherwise due under the license(s) granted to SENETEK under Article 3.5.

*** Confidential treatment has been requested

5.3.7	In case SENETEK executes its right to license a COMPOUND covered by a patent prepared under this Article 5.3, SENETEK will take over the cost of obtaining and maintaining the patent protection of the invention; provided that if such patent covers COMPOUNDS which SENETEK has elected not to license or claims fields of use for COMPOUNDS licensed to SENETEK that are beyond the fields of use SENETEK has elected to license, the PARTIES shall share such cost according to the commercial potential of SENETEK’S COMPOUND and/or field of use and such COMPOUND(S) and/or fields of use not licensed to SENETEK.

5.3.8	The license fee paid by SENETEK for the grant to it of an exclusive license shall take into account the contribution made by SENETEK (both of cash and intellectual property) to the jointly developed invention.

5.4	PATENT APPLICATION PCT/CZ03/00078

5.4.1	PATENT APPLICATION PCT/CZ03/00078 is filed in USA, Singapore, South Africa and as European patent (all countries of European patent including extension states and Hongkong). SENETEK will contribute towards national entry costs sum of ***. COUNSEL will provide to PARTIES estimates of expected costs, annually. PARTIES will cover granting fees and patent maintenance fees of the national patents resulting from PCT/CZ003/00078 jointly. PARTIES will commercialize this PATENT APPLICATION PCT/CZ003/00078 jointly. Shares of the PARTIES are to be agreed.

5.5	PATENT APPLICATION PCT/US2007/073142, will be filed in China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, and South Africa, as a European patent (including Hong Kong), in Israel, New Zealand, Norway, Philippines, Euro-Asian Patent and Singapore, SENETEK will cover patent expenses. After European Patent is granted, INSTITUTE will pay expenses in Czech Republic, Slovak Republic and extension states as they will be at the time.

5.5.1	Appointed Intellectual Property Counsel for PATENT APPLICATION PCT/US2007/073142 is office KRATZ, Rudy; Fitch, Even, Tabin & Flannery, 120 South LaSalle Street, Suite 1600, Chicago, Illinois, USA (COUNSEL KRATZ).

5.6	PATENT APPLICATION US 11/966,559, will be filed in China, Japan, South Korea, Taiwan, Vietnam, India, Australia, USA, Canada, Mexico, Brazil, Egypt, Saudi Arabia, and South Africa, as a European patent (including Hong Kong), in Israel, New Zealand, Norway, Philippines, Euro-Asian Patent and Singapore, SENETEK will cover patent expenses.

5.6.1	Appointed Intellectual Property Counsel for PATENT APPLICATION US 11/966,559 is office KRATZ, Rudy; Fitch, Even, Tabin & Flannery, 120 South LaSalle Street, Suite 1600, Chicago, Illinois, USA (COUNSEL KRATZ).

5.7	If a PARTY decides not to maintain patent protection of patents under Article 5.2, 5.3, 5.4, 5.5 and 5.6 in certain territory, it will promptly inform the other PARTY to enable it to take over such protection.

The PARTIES may agree to terminate the patent protection in certain territory. In case these patents cover tetrahydropyranyl derivatives of cytokinin substituted in position N9, these patents will be offered to research associate of INSTITUTE – ***.

*** Confidential treatment has been requested

ARTICLE 6 – CONFIDENTIALITY

6.1	In consideration of the use of the COMPOUNDS by SENETEK and receipt by the INSTITUTE of periodic reports on results of TESTING, and in consideration of joint research performed by PARTIES, each receiving PARTY agrees that during the term of this AGREEMENT, it will not, except to the extent authorized by disclosing PARTY in writing, use for any purpose other than those described herein, or publish, disclose or release to any third party, any information regarding the R&D conducted on such COMPOUND for medical skin care applications and/or cosmetic skin care applications and/or information received or jointly developed. Institute will not, except to the extent authorized by Senetek in writing, disclose to any third party or use for any purpose other than those described herein, any information regarding Senetek’s or its Affiliates’ or Sub-Licensees’ manufacturing, distribution, marketing or other business strategies or activities, prospects, finances, customers or processes, all of which Institute acknowledges and agrees to be confidential and proprietary information of Senetek.

6.2	The above restraints on use, release, and/or disclosure shall not apply to information or effects and applications of COMPOUNDS which:

•	at the time of delivery or disclosure are known to the receiving PARTY;

•	at the time of delivery or disclosure or subsequent thereto are generally available to the public through no fault of the receiving PARTY;

•

subsequent to the time of delivery or disclosure are independently developed by an employee or agent of the receiving PARTY who does so without reference to or knowledge of the disclosing PARTY’S information or the COMPOUNDS;

•	subsequent to the time of delivery or disclosure become or are made available to the receiving PARTY by a third party having the lawful right to do so; or

•	are covered by Article 4.4 or subsequent to the time of such delivery or disclosure become subject of another agreement between the PARTIES hereto which permits use, release and/or disclosure.

The PARTY seeking to assert any of the above exceptions shall have the burden of proof.

6.3	The PARTIES shall maintain the obligation of confidentiality for five years after the expiration of this AGREEMENT.

6.4	Notwithstanding the foregoing, on the EFFECTIVE DATE the PARTIES shall issue a joint press release announcing the signing and general terms of this AGREEMENT in a form mutually agreed between the PARTIES.

ARTICLE 7 – PUBLICATIONS

In the event a patent application is filed in accordance with ARTICLE 5 of this AGREEMENT, the publication of related results shall be delayed until this patent application is extended in other countries as determined by the PARTIES in accordance with Article 5 during the priority period.

ARTICLE 8 – FORCE MAJEURE

8.1	Neither PARTY shall be liable for failure in performance hereunder if occasioned by any cause beyond the control of the PARTIES, such as for example fire, flood, strikes, inevitable accidents, war, embargo, blockade, legal restrictions, governmental relations, etc.

8.2	The occurrence of the Force Majeure shall be notified to the other PARTY in writing within 10 working days and shall be verified by the respective chamber of commerce within further 10 working days at the latest. Each PARTY undertakes to do its utmost in order to re-establish conditions favorable for the performance of this AGREEMENT and shall inform the other PARTY about steps it has taken. The term of this AGREEMENT will be extended by the period the Force Majeure had lasted.

ARTICLE 9 – TERM OF THE AGREEMENT

9.1	This AGREEMENT shall be become effective on the EFFECTIVE DATE and shall continue and remain in effect according to its terms without limitation of time until the expiration of the last VALID CLAIM unless terminated in accordance with Article 9.2 or 9.3.

9.2	This AGREEMENT can be prematurely terminated by agreement of both PARTIES or may be prematurely terminated by a PARTY upon not less than six months’ prior written notice to the other PARTY.

9.3	A PARTY shall have the right to terminate this AGREEMENT forthwith at any time by notice in writing to the other PARTY if the other PARTY commits a material breach of any of the terms of this AGREEMENT and does not within 30 days of receipt of notice of the breach (if the same be capable of remedy) remedy such breach.

9.4	Termination of this AGREEMENT for any reason shall not bring to an end the confidentiality obligations of the PARTIES hereto; and/or the rights and obligations (if any) on each PARTY under Articles 5, 6, 7, 10, and 11.

ARTICLE 10 – DISPUTES

10.1	In the event of any difference or dispute arising between the PARTIES hereto concerning the construction or performance of this AGREEMENT or its validity, the PARTIES shall first consult together in good faith and attempt to settle the matter amicably.

10.2	Any disputes relating to the interpretation, construction, performance or validity of this AGREEMENT, which cannot be resolved under Article 10.1 above, shall be referred to a final decision of a panel of three (3) arbitrators (the “Panel”), appointed under and acting in accordance with the Rules of the Arbitration Court of the International Chamber of Commerce in Paris. The seat of the Arbitration Court shall be in Vienna.

10.3

The PARTIES specifically agree that if they are unable in good faith to reach agreement as to any details of the license agreement or agreements referred to in Article 3.5, they shall submit such disagreement to the Panel and request that the Panel determine such disagreement in a manner consistent with ordinary course business practices as applied by reasonable business persons in the industry to which this AGREEMENT relates. Such determination by the Panel shall be treated as a decision of the Panel for all purposes of this Article 10.

10.4	Both PARTIES agree that the decision of the Panel shall be final and binding and that they shall undertake to abide by and execute the award rendered by the arbitrators without delay. The enforcement of such an award may be applied for at any court of competent jurisdiction.

10.5	The AGREEMENT as well as the mutual obligations arising under it shall be exclusively governed by the provisions of the substantive law of Austria.

ARTICLE 11 – GENERAL

11.1	This AGREEMENT constitutes the sole and entire understanding either oral or written on the subject matter of the AGREEMENT. No further agreement or understanding shall be binding upon either PARTY hereto unless in writing signed by both PARTIES. This AGREEMENT shall not be assignable by any of the PARTIES hereto, without prior written consent of the other PARTY.

11.2	The payments properly due to the INSTITUTE under the AGREEMENT shall in no event be refundable to SENETEK. In the event of termination or expiration of this AGREEMENT SENETEK will pay all and any sums due to INSTITUTE up to the date of expiration or termination. In the event that SENETEK shall be required to pay a tax on any payment to the INSTITUTE, it shall deduct the amount of said tax from the payment due to the INSTITUTE and shall provide the INSTITUTE with a copy of the Certificate of the tax having been paid pursuant to an Agreement on Avoidance of Double Taxation or for other reasons.

11.3	The time periods provided for herein during which a PARTY is permitted or required to take any action shall be tolled and extended for such period of time, if any, as the other PARTY is in breach of any term of this AGREEMENT.

11.4	In consideration of the INSTITUTE’s rights pursuant to this AGREEMENT and in particular of SENETEK’s disclosure of confidential information concerning compounds covered by the SENETEK PATENTS, the INSTITUE, for itself and for any and all of its affiliated entities, hereby irrevocably acknowledges that the SENETEK PATENTS are owned by SENETEK and are in all respects valid and enforceable, relinquishes all rights to dispute such ownership, validity and enforceability, and covenants not to assert, either affirmatively or defensively, that any of them is not so owned or is invalid or enforceable, in any court or other proceeding or before any patent office or tribunal whatsoever.

11.5

In consideration of the SENETEK’s rights pursuant to this AGREEMENT and in particular of INSTITUTE’s disclosure of confidential information concerning COMPOUNDS covered by the PATENT APPLICATIONS and the INSTITUTE PATENTS, SENETEK, for itself and for any and all of its affiliated entities, hereby irrevocably acknowledges that the PATENT APPLICATIONS and the INSTITUTE

PATENTS are owned by INSTITUTE and are in all respects valid and enforceable, relinquishes all rights to dispute such ownership, validity and enforceability, and covenants not to assert, either affirmatively or defensively, that any of them is not so owned or is invalid or enforceable, in any court or other proceeding or before any patent office or tribunal whatsoever.

11.6	SENETEK hereby confirms that it has the expertise necessary to make use of any licensed patents and to develop, make, have made, sell, use, and otherwise commercially exploit the PRODUCTS.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AGREEMENT to be executed by their duly authorized representatives in a manner legally binding upon them.

ANNEX 1

LICENSE AGREEMENT TERM SHEET

Term of License:	The term of the Valid Claims of the licensed patent(s).

Licensed Territory:	World-wide.

Scope of License:	Exclusive, for all applications.

Consideration:	Royalty of *** of Senetek’s or its Affiliates’ Net Sales of licensed Products other than kinetin- or zeatin- based products, and

Royalty of *** of Senetek’s SUB-LICENSEE’S Net Sales of sub-licensed Products other than kinetin- or zeatin- based products,

provided that such royalty shall be appropriately reduced for products as to which Senetek’s intellectual property represents a principal basis of the patented invention.

Minimum Net Sales or Royalty:	An amount, beginning in the second full year after product launch, equal to *** of the royalty that would have been due on the preceding year’s Net Sales and Net Royalty; Senetek shall be entitled to cure non-achievement of minimum royalty by lump sum payment of the short-fall.

Sub-licensing/Assignment:	No limitation

Senetek Covenants:	Validity and enforceability of License
Compliance with law in performing License

Institute Covenants:	Validity and enforceability of License
Maintenance and defense of licensed patents

Indemnification:	By Senetek for liability from any non-compliance with law in manufacture, marketing or sale of licensed products.

By the Institute for invalidity or unenforceability of licensed patents up to the value of payments received from SENETEK in preceding calendar year.

Termination:	By either Party for material breach by the other Party or insolvency or liquidation of the other Party.

Confidentiality:	Per basic AGREEMENT
Agreed press release upon signing

Applicable Law:	Per basic AGREEMENT.

*** Confidential treatment has been requested

ANNEX 2

COMMERCIAL TERMS GOVERNING LICENSE

1. SENETEK will inform INSTITUTE in writing of the dates of each FIRST COMMERCIAL SALE, within 2 (two) months of occurrence of such FIRST COMMERCIAL SALE.

2. Where PRODUCT is sold in a currency other then US Dollars, the rate of exchange to be used for converting such currency into US Dollars shall be the exchange rate, as published in the Financial Times, at the end of the relevant accounting period. From the second year after FIRST COMMERCIAL SALE of each PRODUCT these installments must reach at least the annual minimum. These installments will be payable on country by country basis.

3. The payments shall be made within 60 days of the end of calendar quarter, and shall be accompanied by a statement which shall show on a country by country basis for the previous quarter all monies due to the INSTITUTE. Sales reports shall be sent to the Financial Manager of the Institute of Experimental Botany, ***. Said sales report shall include the sales figures used to calculate the royalties due to the INSTITUTE, as well as the quantities sold, the unit price of any quantity of the PRODUCTS both by SENETEK and its AFFILIATES.

4. The payments shall be made by bank transfer to the account titled ***.

5. The royalty properly due to the INSTITUTE shall in no event be refundable to SENETEK.

6. In the event that SENETEK shall be required to pay a tax on any payment to the INSTITUTE, it shall deduct the amount of said tax from the payment due to the INSTITUTE and shall provide the INSTITUTE with a copy of the Certificate of the tax having been paid pursuant to an Agreement on Avoidance of Double Taxation or for other reasons.

8. SENETEK shall prepare accounts, which shall include all the elements necessary to precisely calculate the NET SALES and NET ROYALTY within the framework of the AGREEMENT. If necessary these accounts shall be made available once a year with 30 days notice to the INSTITUTE or an accredited designee of the INSTITUTE during the term of the AGREEMENT and for one year thereafter. These accounts shall be prepared annually within 90 (ninety) days of the closing date of September 30 of each year which represents the end of SENETEK’s fiscal year.

10. Any sums which remain unpaid within the periods set out hereunder shall be subject to interest of *** over above LIBOR as published in the Financial Times at the end of the relevant accounting period, without prejudice to the INSTITUTE’s right to terminate the contract in accordance with Article 10 of the present AGREEMENT.

11. The INSTITUTE shall have the right once a year with 30 days notice to audit or have audited the sales accounts kept by SENETEK. Should there be an audit, an expert accountant shall be appointed by mutual agreement of both PARTIES at the expense of the INSTITUTE, except that if the amount of installments shown by such audit to be due to the INSTITUTE exceed the amount actually paid by SENETEK by ***, then such expenses shall be paid by SENETEK and any back payments shall be reimbursed with per the Agreement.

*** Confidential treatment has been requested

12. SENETEK agrees to make reasonable efforts to make, have made, sell and otherwise commercially exploit the PRODUCTS, using similar efforts devoted to products of similar nature and similar markets.

13. SENETEK agrees to provide annual reports on the development and exploitation of the PRODUCTS.

14. SENETEK and its AFFILIATES agree not to use the names the INSTITUTE, any trademark, distinctive sign or adaptations thereof which belongs to the INSTITUTE or the names of INSTITUTE inventors or of any INSTITUTE agent, on packaging, labeling, advertising or promotional materials for the PRODUCTS without receiving prior written approval from the INSTITUTE and the natural person concerned, as the case may be.

15. PRODUCTS shall be commercialized by SENETEK, its AFFILIATES and its LICENSEES under their own trademarks. The INSTITUTE shall have no rights to such trademarks. All administrative authorizations obtained by SENETEK, its AFFILIATES or its LICENSEES for the purpose of manufacturing and/or commercializing the PRODUCTS shall be obtained for them. The INSTITUTE shall claim no rights thereto.

16. SENETEK accepts the obligation to inform by writing the INSTITUTE of all administrative marketing approvals that it obtains for the purpose of manufacturing and/or commercializing the PRODUCTS no later than 3 (three) months after obtaining such final authorizations.